UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01     NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 21, 2018, Helios and Matheson Analytics Inc. (the “Company”) received a written notice from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Company failed to regain compliance with Nasdaq Listing Rule 5550(a)(2), which requires that the Company maintain a minimum closing bid price of $1.00 per share for continued listing on The Nasdaq Capital Market. As a result, Nasdaq determined that unless the Company timely requested an appeal of such determination before the Nasdaq Hearings Panel (the “Panel”), the Company’s common stock would be scheduled for delisting from The Nasdaq Capital Market and would be suspended at the opening of business on December 28, 2018. The Company timely appealed the delisting notice and appeared in front of the Panel on January 31, 2019. The Panel issued a decision on February 11, 2019, and determined to delist the Company’s common stock from The Nasdaq Capital Market. The suspension of trading in the Company’s common stock on the Nasdaq Capital Market will be effective at the open of business on February 13, 2019. The Panel has also informed the Company that Nasdaq will complete the delisting by filing a Form 25 Notification of Delisting with the SEC, after the applicable appeals periods have lapsed.

In accordance with Nasdaq’s Listing Rules, the Company has fifteen days to request that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) review the Panel’s decision. The Company does not intend to appeal the determination of the Panel at this time, although the Listing Council may, on its own motion, determine to review any Panel decision within 45 calendar days after the issuance of such decision. However, an appeal or review of the Panel’s decision would not stay the suspension of trading in the Company’s securities on The Nasdaq Capital Market.

The Company’s shares will be eligible to trade “over-the-counter” in the OTC Markets system effective with the open of business on February 13, 2019, under the current symbol “HMNY.” The Company also intends to file an application to have its shares quoted on the OTCQB® Market tier (“OTCQB”), which is operated by OTC Market Groups Inc., although there is no assurance that the shares will be quoted on the OTCQB. The Company will also continue to be registered with the SEC under the Exchange Act and will continue to file periodic financial reports that will be available on the SEC’s website, www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: February 12, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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